SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2016

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127953

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

10632 Little Patuxent Parkway

Suite 406

Columbia, Maryland 21044

(Address of principal executive offices)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The information provided in response to Item 5.02 of this report is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2016, the Company’s Board of Directors (the “Board”) granted to each of its Board members, John Conklin, Alastair Livesey and Joseph Sierchio, 40,000 shares (120,000 shares in the aggregate) (the “Shares”) of the Company’s common stock pursuant to the Company’s 2006 Incentive Stock Option Plan. As part of the grant of the Shares the Company and each of the Board members entered into a Lock-Up Agreement (the “Lock-Up Agreement”) pursuant to which the Board members agreed that for a period of one year from the date of entry they will not, without the express written consent of the Company, make, offer to make, agree to make, or suffer any Disposition, as defined in the Lock-Up Agreement, of more than 25% of their Shares.

The description of the Lock-Up Agreement set forth herein is qualified in its entirety by reference to the full text of the Lock-Up Agreement, a form of which is attached hereto as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Lock-Up Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 18, 2016.

SolarWindow Technologies, Inc.

By:	/s/ John Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer

3